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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITOR'S CONSENT




We consent to the use in this Registration Statement of FARO Technologies, Inc. on Form S-1 of our report dated May 26, 1998, (relating to the financial statements of CATS computer aided technologies, Computeranwendungen in der Fertigungssteuerung GmbH, Karlsruhe, as of and for the years ended December 31, 1997 and 1996, presented separately herein), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE GmbH                                            June 18, 1998
Wirtschaftsprufungsgesellschaft